Exhibit 4.6

================================================================================

                                    MUZAK LLC
                                       and
                              MUZAK FINANCE CORP.,
                                   as Issuers,


                           The GUARANTORS named herein


                                       and


                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                              ---------------------

                                    INDENTURE

                          Dated as of February 2, 2000

                              ---------------------

                 Up to $50,000,000 aggregate principal amount of


                Senior Subordinated Floating Rate Notes due 2009

================================================================================
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                              CROSS-REFERENCE TABLE
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
  TIA                                                                                  Indenture
Section                                                                                 Section
-------                                                                                --------
310(a)(1).......................................................................       7.10
   (a)(2).......................................................................       7.10
   (a)(3).......................................................................       N.A.
   (a)(4).......................................................................       N.A.
   (b)..........................................................................       7.08; 7.10; 12.02
   (b)(1).......................................................................       7.10
   (b)(9).......................................................................       7.10
   (c)..........................................................................       N.A.
311(a)..........................................................................       7.11
   (b)..........................................................................       7.11
   (c)..........................................................................       N.A.
312(a)..........................................................................       2.05
   (b)..........................................................................       10.03
   (c)..........................................................................       10.03
313(a)..........................................................................       7.06
   (b)(1).......................................................................       7.06
   (b)(2).......................................................................       7.06
   (c)..........................................................................       12.02
   (d)..........................................................................       7.06
314(a)..........................................................................       4.02; 4.04; 12.02
   (b)..........................................................................       N.A.
   (c)(1).......................................................................       12.04; 12.05
   (c)(2).......................................................................       12.04; 12.05
   (c)(3).......................................................................       N.A.
   (d)..........................................................................       N.A.
   (e)..........................................................................       10.05
   (f)..........................................................................       N.A.
315(a)..........................................................................       7.01; 7.02
   (b)..........................................................................       7.05; 10.02
   (c)..........................................................................       7.01
   (d)..........................................................................       6.05; 7.01; 7.02
   (e)..........................................................................       6.11
316(a) (last sentence)..........................................................       12.06
   (a)(1)(A)....................................................................       6.05
   (a)(1)(B)....................................................................       6.04
   (a)(2).......................................................................       8.02
   (b)..........................................................................       6.07
   (c)..........................................................................       8.04
317(a)(1).......................................................................       6.08
   (a)(2).......................................................................       6.09
   (b)..........................................................................       7.12
318(a)..........................................................................       12.01

                            N.A. means Not Applicable
--------------------

NOTE:   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.
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                                TABLE OF CONTENTS
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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.               Definitions.......................................................................1
Section 1.01.               Other Definitions................................................................42
Section 1.02.               Incorporation by Reference of
                               Trust Indenture Act...........................................................43
Section 1.03.               Rules of Construction............................................................43

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.               Dating; Incorporation of Form in Indenture.......................................44
Section 2.02.               Execution and Authentication.....................................................45
Section 2.03.               Registrar, Paying Agent and Calculation Agent....................................46
Section 2.04.               Paying Agent to Hold Money in Trust..............................................47
Section 2.05.               Noteholder Lists.................................................................47
Section 2.06.               Transfer and Exchange............................................................47
Section 2.07.               Replacement Notes................................................................48
Section 2.08.               Outstanding Notes................................................................49
Section 2.09.               Temporary Notes..................................................................49
Section 2.10.               Cancellation.....................................................................49
Section 2.11.               Defaulted Interest...............................................................50
Section 2.12.               Deposit of Moneys................................................................50
Section 2.13.               CUSIP Number.....................................................................50
Section 2.14.               Book-Entry Provisions for Global Notes...........................................51
Section 2.15.               Registration of Transfers and Exchanges..........................................52
Section 2.16.               Joint and Several Liability......................................................58
Section 2.17.               Ranking of Notes and Guarantees Relative to Existing Notes and
                               Related Guarantees............................................................58

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.               Notices to Trustee...............................................................58
Section 3.02.               Selection by Trustee of Notes to Be Redeemed.....................................58
Section 3.03.               Notice of Redemption.............................................................59
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Section 3.04.               Effect of Notice of Redemption...................................................60
Section 3.05.               Deposit of Redemption Price......................................................60
Section 3.06.               Notes Redeemed in Part...........................................................61
Section 3.07.               Redemption.......................................................................61

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.               Payment of Notes.................................................................63
Section 4.02.               Provision of Financial Statements and Other Information..........................63
Section 4.03.               Waiver of Stay, Extension or Usury Laws..........................................64
Section 4.04.               Compliance Certificate; Notice of Default; Tax Information.......................65
Section 4.05.               Taxes............................................................................66
Section 4.06.               Limitation on Additional Indebtedness............................................66
Section 4.07.               Limitation on Restricted Payments................................................67
Section 4.08.               Limitation on Other Senior Subordinated Indebtedness.............................71
Section 4.09.               Limitation on Certain Asset Sales................................................72
Section 4.10.               Limitation on Transactions with Affiliates.......................................76
Section 4.11.               Limitations on Liens.............................................................78
Section 4.12.               Limitations on Investments.......................................................79
Section 4.13.               Limitation on Sale and Lease-Back Transactions...................................79
Section 4.14.               Payments for Consent.............................................................79
Section 4.15.               Corporate Existence..............................................................80
Section 4.16.               Change of Control................................................................80
Section 4.17.               Maintenance of Office or Agency..................................................83
Section 4.18.               Limitation on Dividend and Other Payment Restrictions Affecting
                               Restricted Subsidiaries.......................................................83
Section 4.19.               Limitation on Conduct of Business................................................86
Section 4.20.               Compliance with Laws.............................................................86
Section 4.21.               Limitation on Preferred Stock of Restricted Subsidiaries.........................86
Section 4.22.               Limitation on Creation of Subsidiaries...........................................86
Section 4.23.               Maintenance of Properties and Insurance..........................................87
Section 4.24.               Pending ABRY Equity Contribution.................................................88
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                                    ARTICLE 5

                              SUCCESSOR CORPORATION
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
Section 5.01.               Limitation on Consolidation Merger and Sale of Assets............................88
Section 5.02.               Successor Person Substituted.....................................................89

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.               Events of Default................................................................90
Section 6.02.               Acceleration.....................................................................92
Section 6.03.               Other Remedies...................................................................93
Section 6.04.               Waiver of Past Defaults and Events of Default....................................93
Section 6.05.               Control by Majority..............................................................94
Section 6.06.               Limitation on Suits..............................................................94
Section 6.07.               Rights of Holders to Receive Payment.............................................95
Section 6.08.               Collection Suit by Trustee.......................................................95
Section 6.09.               Trustee May File Proofs of Claim.................................................95
Section 6.10.               Priorities.......................................................................96
Section 6.11.               Undertaking for Costs............................................................96

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.               Duties of Trustee................................................................97
Section 7.02.               Rights of Trustee................................................................99
Section 7.03.               Individual Rights of Trustee....................................................100
Section 7.04.               Trustee's Disclaimer............................................................100
Section 7.05.               Notice of Defaults..............................................................100
Section 7.06.               Reports by Trustee to Holders...................................................100
Section 7.07.               Compensation and Indemnity......................................................101
Section 7.08.               Replacement of Trustee..........................................................102
Section 7.09.               Successor Trustee by Consolidation, Merger or Conversion........................103
Section 7.10.               Eligibility; Disqualification...................................................103
Section 7.11.               Preferential Collection of Claims Against Issuers...............................104
Section 7.12.               Paying Agents...................................................................104

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.               Without Consent of Holders......................................................104
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Section 8.02.               With Consent of Holders.........................................................105
Section 8.03.               Compliance with Trust Indenture Act.............................................107
Section 8.04.               Revocation and Effect of Consents...............................................107
Section 8.05.               Notation on or Exchange of Notes................................................108
Section 8.06.               Trustee to Sign Amendments, etc.................................................108

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.               Satisfaction and Discharge of Indenture.........................................108
Section 9.02.               Legal Defeasance................................................................109
Section 9.03.               Covenant Defeasance.............................................................110
Section 9.04.               Conditions to Defeasance or Covenant Defeasance.................................110
Section 9.05.               Deposited Money and U.S. Government Obligations to Be Held in Trust;
                               Other Miscellaneous Provisions...............................................113
Section 9.06.               Reinstatement...................................................................114
Section 9.07.               Moneys Held by Paying Agent.....................................................114
Section 9.08.               Moneys Held by Trustee..........................................................115

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01.              Guarantees......................................................................115
Section 10.02.              Limitation on Liability.........................................................117
Section 10.03.              Successors and Assigns..........................................................118
Section 10.04.              No Waiver.......................................................................118
Section 10.05.              Modification....................................................................118
Section 10.06.              Release of Guarantor............................................................119
Section 10.07.              Execution of Supplemental Indenture for Future Guarantors.......................119
Section 10.08.              Execution and Delivery of Guarantees............................................120
Section 10.09.              Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.............120
Section 10.10.              Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.................121
Section 10.11.              Suspension of Guaranteed Obligations When Guarantor Senior
                               Indebtedness in Default......................................................123
Section 10.12.              Subrogation to Rights of Holders of Guarantor Senior Indebtedness...............125
Section 10.13.              Guarantee Subordination Provisions Solely to Define Relative Rights.............126
Section 10.14.              Application of Certain Article 11 Provisions....................................127

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                                   ARTICLE 11

                             SUBORDINATION OF NOTES

Section 11.01.              Notes Subordinate to Senior Indebtedness........................................127
Section 11.02.              Payment Over of Proceeds upon Dissolution, etc..................................128
Section 11.03.              Suspension of Payment When Senior Indebtedness in Default.......................130
Section 11.04.              Trustee's Relation to Senior Indebtedness.......................................132
Section 11.05.              Subrogation of Rights of Holders of Senior Indebtedness.........................132
Section 11.06.              Provisions Solely to Define Relative Rights.....................................133
Section 11.07.              Trustee to Effectuate Subordination.............................................134
Section 11.08.              No Waiver of Subordination Provisions...........................................134
Section 11.09.              Notice to Trustee...............................................................135
Section 11.10.              Reliance on Judicial Order or Certificate of Liquidating Agent..................136
Section 11.11.              Rights of Trustee as a Holder of Senior Indebtedness; Preservation
                               of Trustee's Rights..........................................................137
Section 11.12.              Article Applicable to Paying Agents.............................................137
Section 11.13.              No Suspension of Remedies.......................................................137
Section 11.14.              Acceleration of Payment of Notes................................................137

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.              Trust Indenture Act Controls....................................................138
Section 12.02.              Notices.........................................................................138
Section 12.03.              Communications by Holders with Other Holders....................................140
Section 12.04.              Certificate and Opinion as to Conditions Precedent..............................140
Section 12.05.              Statements Required in Certificate and Opinion..................................140
Section 12.06.              When Treasury Notes Disregarded.................................................141
Section 12.07.              Rules by Trustee and Agents.....................................................141
Section 12.08.              Business Days; Legal Holidays...................................................141
Section 12.09.              Governing Law...................................................................141
Section 12.10.              No Adverse Interpretation of Other Agreements...................................142
Section 12.11.              No Recourse Against Others......................................................142
Section 12.12.              Successors......................................................................142
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Section 12.13.              Multiple Counterparts...........................................................142
Section 12.14.              Table of Contents, Headings, etc................................................142
Section 12.15.              Separability....................................................................143

EXHIBITS
--------

Exhibit A.          Form of Note............................................................................A-1

Exhibit B.          Form of Legend for Global Notes.........................................................B-1

Exhibit C.          Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB
                    Accredited Investors....................................................................C-1

Exhibit D.          Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S.........................................................................D-1

Exhibit E.          Form of Guarantee.......................................................................E-1

Exhibit F.          Form of Supplemental Indenture..........................................................F-1

                  INDENTURE, dated as of February 2, 2000, among MUZAK LLC, a Delaware limited liability company (the "Company"), MUZAK FINANCE CORP., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers"), each of the Guarantors (as defined herein) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' Senior Subordinated Floating Rate Notes due 2009.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01. Definitions.

                  "ABRY" means ABRY Partners, Inc., a Delaware corporation.

                  "ABRY Equity Contributions" means, collectively, the New ABRY Equity Contribution and the Pending ABRY Equity Contribution.

                  "ABRY Management Agreement" means the Management Agreement dated as of October 6, 1998, and as amended prior to the Issue Date, between ABRY and the Company.

                  "ABRY Subordinated Debt" means Indebtedness of the Company in principal amount not to exceed $30 million in the aggregate at any time outstanding (a) that is owed to ABRY III, ABRY, MEM Holdings, Inc. or any other investment fund controlled by ABRY, (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Company's Obligations under the Notes such that no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default shall have occurred and be continuing, (c) that shall automatically convert into common equity of Holdings within 18 months of the date of issuance thereof, unless refinanced, and (d) the terms of which have been determined to be fair and reasonable to the Company as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee.

                  "ABRY II" means ABRY Broadcast Partners II, L.P., a Delaware limited partnership.

                  "ABRY III" means ABRY Broadcast Partners III, L.P., a Delaware limited partnership.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

                  "Acquisition EBITDA" means, with respect to any Asset Acquisition, (i) EBITDA attributable to the assets to be acquired in such Asset Acquisition for the same fiscal quarter utilized in determining "Consolidated Leverage Ratio" plus (ii) the projected, quantifiable cost reductions expected to be realized and non-recurring costs and expenses, in each case, in connection with such Asset Acquisition and as a result of, in the case of cost reductions, an established program of cost reductions adopted in good faith by the Board of Directors of the Company. For purposes of the foregoing, cost reductions and non-recurring costs and expenses, in each case, shall be calculated on a pro forma basis as if such cost reductions and non-recurring costs and expenses, in each case, had been implemented at the beginning of such fiscal quarter. Prior to the consummation of any transaction requiring the inclusion of Acquisition EBITDA in the calculation of Consolidated Leverage Ratio, the Company shall deliver to the Trustee an Officers' Certificate indicating the cost reductions and non-recurring costs and expenses, in each case, taken into account in determining Acquisition EBITDA and the assumptions underlying such cost reductions and non-recurring costs and expenses.

                  "Additional Notes" means any Notes issued as pay-in-kind interest on outstanding Notes pursuant to paragraph 1 of Exhibit A and authenticated and delivered under this Indenture pursuant to Section 2.02 of this Indenture.

                  "Adjusted Net Assets" of any Person at any date shall mean the lesser of

                  (1) the amount by which the fair salable value of the assets of such Person at such date exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date, and

                  (2) the amount by which the fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

                  "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section
4.10 of this Indenture, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

                  "Agent" means any Registrar, Paying Agent, co-registrar, Calculation Agent or agent for service of notices and demands.

                  "Asset Acquisition" means

                  (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or

                  (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other Properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than in the ordinary course of business or to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

                  (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company or

                  (2) any other Property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales shall not include

                  (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1 million,

                  (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 of this Indenture or any disposition that constitutes a Change of Control,

                  (3) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

                  (4) the factoring of accounts receivable arising in the ordinary course of business pursuant to customary arrangements,

                  (5) the licensing of intellectual property,

                  (6) disposals or replacements of obsolete equipment in the ordinary course of business,

                  (7) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (7), Purchase Money Notes shall be deemed to be cash),

                  (8) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction, and

                  (9) any transfer of assets acquired by the Company or any of its Restricted Subsidiaries to an independent affiliate of the Company or any of its Restricted Subsidiaries in accordance with the terms of the License Agreements as such agreements are in effect on the Issue Date and as the same may be amended or restated in a manner which is not more disadvantageous to the Holders in any material respect than the terms of such agreements as in effect on the Issue Date.

                  "Asset Sale Proceeds" means, with respect to any Asset Sale,

                  (1) cash and Cash Equivalents received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash and Cash Equivalent received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                           (a) provision for all income or other taxes measured
                  by or resulting from such Asset Sale (after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements),

                           (b) payment of all brokerage commissions,
                  underwriting and other fees and expenses related to such Asset Sale,

                           (c) provision for minority interest holders in any
                  Restricted Subsidiary of the Company as a result of such Asset Sale,

                           (d) repayment of Indebtedness that is secured by the
                  assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale and

                           (e) deduction of appropriate amounts to be provided
                  by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and

                  (2) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash or Cash Equivalents.

                  "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

                  (1) the fair value of the Property subject to such arrangement and

                  (2) the present value of the notes (discounted at the rate of interest implied in such transaction, determined in accordance with
         GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c), of
Section 4.09(a) under this Indenture.

                  "Bank Indebtedness" means (i) the Indebtedness outstanding or arising under the Senior Credit Facility, (ii) all obligations incurred by or owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Senior Credit Facility (including, but not limited to, all premium, interest (including, but not limited to, interest accruing pursuant to the terms of the Senior Credit Facility on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding), all fees and expenses of counsel, reimbursement obligations, indemnities and all other charges, fees, expenses, claims, and other amounts), and (iii) all interest rate agreement and hedging obligations arising in connection therewith with any party to the Senior Credit Facility or any of their affiliates.

                  "Board of Directors" means, with respect to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such company) or similar governing body or any duly authorized committee thereof.

                  "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Calculation Agent" means the Person appointed by the Company to calculate the interest rate on the Notes. The Calculation Agent shall initially be the Trustee.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

                  "Capitalized Lease Obligation" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such

Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Capstar Acquisition" means the acquisition by Holdings of certain Muzak franchises from Capstar Broadcasting Corporation pursuant to a Contribution Agreement between Holdings and Capstar Broadcasting Corporation, dated February 19, 1999, and the subsequent transfer of such assets to the Company in exchange for equity interests in the Company.

                  "Cash Equivalents" means

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by (i) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 or (ii) Brown Brothers Harriman;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  A "Change of Control" of the Company will be deemed to have occurred at such time as

                  (1) any Person or group of related Persons for purposes of
         Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined in Rule under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Company's Capital Stock, and the Permitted Holders beneficially do not own, in the aggregate, a greater percentage of the total voting power of the Capital Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,

                  (2) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other Property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger,

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new Directors whose election by such Board of Directors or whose nomination for election by the equityholders of the Company has been approved by 66 2/3% of the Directors then still in office who either were Directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or

                  (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

                  (1) vote in the election of directors of such Person or

                  (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

                  (1) Redeemable Dividends, whether paid or accrued, on Preferred Stock,

                  (2) imputed interest included in Capitalized Lease
         Obligations,

                  (3) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (4) the net costs associated with Hedging Obligations,

                  (5) amortization of other financing fees and expenses,

                  (6) the interest portion of any deferred payment obligation,

                  (7) amortization of discount or premium, if any, and

                  (8) all other noncash interest expense (other than interest amortized to cost of sales)

plus, without duplication,

                  (1) all net capitalized interest for such period,

                  (2) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and

                  (3) the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company that does not constitute Disqualified Capital Stock).

                  "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of

                  (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Subsidiary issued in accordance with Section 4.21 of this Indenture as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to

                  (2) the product of (a) such Person's EBITDA for the full fiscal quarter (the "One Quarter Period") ending on or prior to the date of determination for which financial statements are available and
         (b) four.

For purposes of this definition, clauses (1) and (2) above shall be calculated after giving effect on a pro forma basis to:

                  (a) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of

         Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the One Quarter Period; and

                  (b) any Asset Sales or Asset Acquisitions occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any Acquired Indebtedness) occurred on the first day of the One Quarter Period as follows:

                           (x) with respect to Asset Sales, the EBITDA
                  attributable to the assets which are the subject of Asset Sales that occurred shall be excluded; and

                           (y) with respect to Asset Acquisitions, the
                  Acquisition EBITDA attributable to the assets which are the subject of the applicable Asset Acquisition shall be included.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding paragraph shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

                  (1) the Net Income of any Person other than a Restricted Subsidiary of the referent Person shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person,

                  (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,

                  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

                  (4) any net gain or loss (in the case of any net loss, only to the extent that such determination of Consolidated Net Income is being made in connection with the determination of amounts available for Restricted Payments pursuant to the provisions described under Section
         4.07 of this Indenture) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,

                  (5) extraordinary gains and losses shall be excluded,

                  (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded and

                  (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

                  "Control Investment Affiliate" means, as to any Person, any other Person which (a) is an Affiliate of such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 225 Franklin Street, Boston, Massachusetts 02110.

                  "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from April 1, 1999 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, EBITDA from April 1, 1999 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means

                  (1) any Bank Indebtedness and

                  (2) any other Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

                  "Director" means, with respect to any Person, a member of the Board of Directors of such Person (or, if such Person is a limited liability company, a member of the board of managers of such Person).

                  "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes. Without limitation of the foregoing, Disquali-fied Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer or asset sale offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary or the sale of any assets of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Sections 4.16 and 4.09 of this Indenture, respectively, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

                  (1)  the sum of

                           (a) Consolidated Net Income for such period, plus

                           (b) the provision for taxes for such period based on
                  income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

                           (c) Consolidated Interest Expense for such period,
                  plus

                           (d) depreciation for such period on a consolidated
                  basis, plus

                           (e) amortization of intangibles for such period (but
                  excluding any noncash item to the extent it represents the amortization of a prepaid cash expense that was paid in any prior period) on a consolidated basis, plus

                           (f) any other noncash items reducing Consolidated Net
                  Income for such period except for any noncash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, minus

                  (2) all noncash items increasing Consolidated Net Income (other than any noncash items representing deferred revenue to the extent that such revenue was not included in Consolidated Net Income in any prior period) for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

                  (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

                  (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

                  "Electro Systems" means Electro Systems Corporation, a Florida corporation.

                  "Electro Systems Acquisition" means the acquisition of Electro Systems pursuant to a Stock Purchase Agreement dated as of February 18, 1999 between the Company and Carolina Georgia Sound, Inc.

                  "Equity Offering" means any public or private sale of Common Stock (other than Disqualified Capital Stock) of the Company or Holdings pursuant to which the Company or Holdings, as the case may be, receives net proceeds of at least $20 million; provided, however, that in the case of an Equity Offering by Holdings, Holdings shall have contributed to the capital of the Company the portion of the Net Proceeds necessary to redeem the Notes pursuant to Section 3.07(b) of this Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

                  "Existing Notes" means the 9 7/8% Senior Subordinated Notes due 2009 of the Issuers issued pursuant to an indenture dated as of March 18, 1999 by and among the Issuers, the Guarantors and the Trustee.

                  "Existing Notes Issue Date" means March 18, 1999.

                  "fair market value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

                  "Finance Corp." means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to
Article 5 of this Indenture and thereafter means the successor.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

                  "Guarantee" means any guarantee of the obligations of the Issuers under this Indenture and the Notes by Holdings and any Restricted Subsidiary in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

                  "Guarantor" means each of Holdings and each Restricted Subsidiary of the Company which Guarantees the Notes pursuant to the terms of this Indenture; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the terms of this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

                  "Guarantor Senior Indebtedness" means (1) all Bank Indebtedness of any Guarantor and (2) all principal of and premium, if any, and interest (including, but not limited to, interest accruing on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to any Guarantor, whether or not a claim for such is allowed in such proceeding) on, and any and all other fees, fees and expenses of counsel, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, indentures, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                  (a) all obligations of any Guarantor with respect to any Hedging Obligations,

                  (b) all obligations of any Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

                  (c) all other Indebtedness of any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such Guarantor, and

                  (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above,

in each case, whether outstanding on the Issue Date or created thereafter. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include

                  (1) Indebtedness of any Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries,

                  (2) Indebtedness represented by (a) the Guarantees and (b) the guarantees of the Existing Notes,

                  (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness,

                  (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

                  (5) Indebtedness incurred in violation of this Indenture,

                  (6) Indebtedness represented by Disqualified Capital Stock and

                  (7) any Indebtedness to or guaranteed on behalf of, any shareholders, Director, officer or employee of the

         Company or any Guarantor or any Subsidiary of the Company or such Guarantor.

                  "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Holdings" means Muzak Holdings LLC, a Delaware limited liability company, until a successor replaces such party pursuant to this Indenture and thereafter means the successor.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included

                  (1) any Capitalized Lease Obligations of such Person,

                  (2) obligations secured by a lien to which the Property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed,

                  (3) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor),

                  (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

                  (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and

                  (6) hedging obligations of any such Person (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

                  (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

                  (2) Indebtedness shall not include any liability for federal, state, local or other taxes,

                  (3) the amount of Indebtedness of a Person which is without recourse to any Property or assets of such Person except to the extent of any Lien on Property or assets of such Person which secures such Indebtedness shall be the lesser of the principal amount of such Indebtedness and the fair market value of the Property or assets subject to the Lien, and

                  (4) the amount of Indebtedness represented by Disqualified Capital Stock shall be the greater of its volun-tary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  The "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national reputation in the United States

                  (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and

                  (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Notes" means the Senior Subordinated Floating Rate Notes due 2009 issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.02 of this Indenture.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than advances and accounts receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

                  (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and

                  (2) the repurchase of securities of any Person by such Person.

                  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that such Restricted Subsidiary would no longer constitute a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means February 2, 2000.

                  "Issuers" means each party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to
Article 5 of this Indenture and thereafter means the successor.

                  "License Agreements" means the License Agreements between the Company and its independent affiliates.

                  "Lien" means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Maturity Date" means March 15, 2009.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "New ABRY Equity Contribution" means the contribution of $4.3 million in cash made to the common equity capital of the Company by certain of its existing stockholders on February 1, 2000.

                  "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means (i) the Initial Notes, (ii) any other Senior Subordinated Floating Rate Notes due 2009 issued after the Issue Date in accordance with Section 2.02 of this Indenture and (iii) any Additional Notes issued in accordance with the terms of this Indenture, in all cases, treated as a single class of securities and any notes issued in exchange therefor as contemplated hereunder.

                  "Obligations" means all obligations for principal, premium, interest, penalties, charges, fees, fees and expenses of counsel, indemnities, reimbursement obligations, damages, claims and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Treasurer or the President, of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel who and which is reasonably acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

                  "Pending ABRY Equity Contribution" means the contribution of not less than $6.3 million in cash made to the common equity capital of the Company by certain of its existing stockholders which is to occur after the Issue Date, but on or before February 10, 2000.

                  "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

                  "Permitted Holders" means each of ABRY III, ABRY II and each Control Investment Affiliate of ABRY III or ABRY II.

                  "Permitted Indebtedness" means:

                  (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $200 million outstanding at any time less (i) any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder and (ii) the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions (other than Qualified Securitization Transactions involving equipment and related assets);

                  (2) Indebtedness under (a) the Existing Notes and the related guarantees outstanding on the Issue Date in an aggregate principal amount not to exceed $115 million and (b) the Notes and the Guarantees;

                  (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

                  (4) Indebtedness of the Company to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor and Indebtedness of any Restricted Subsidiary to the Company or to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor;

                  (5) Purchase Money Indebtedness that does not in the aggregate exceed 5% of the Company's consolidated total assets;

                  (6) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to (i) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation related and (ii) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (7) Refinancing Indebtedness;

                  (8) Indebtedness of Foreign Restricted Subsidiaries of the Company in an aggregate principal amount not to exceed $10 million at any one time outstanding; provided the aggregate amount then outstanding under this clause (8) when added to the aggregate amount then outstanding under clause (1) above shall not exceed the aggregate amount permitted under clause (1) above;

                  (9) guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

                  (10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement ob-ligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

                  (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (12) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                  (13) the ABRY Subordinated Debt;

                  (14) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

                  (15) Indebtedness of the Company issued to current or former members of management of the Company or any of its Restricted Subsidiaries to finance the repurchase, redemption or other acquisition of Capital Stock of Holdings pursuant to clause (6) of Section 4.07(b) of this Indenture; and

                  (16) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $5 million in aggregate principal amount at any one time outstanding.

                  "Permitted Investments" means

                  (1) Investments by the Company or by a Restricted Subsidiary thereof, in the Company, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

                  (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

                           (a) such Person becomes a Guarantor or a Wholly Owned
                  Subsidiary that is not a Guarantor or

                           (b) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

                  (3)  Investments in cash and Cash Equivalents;

                  (4) reasonable and customary loans and advances made to employees in the ordinary course of business;

                  (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.09 of this Indenture;

                  (6) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

                  (7) any acquisition of assets to be used in the business of the Company or any of its Restricted Subsidiaries solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company;

                  (8) additional Investments not to exceed $5 million at any one time outstanding;

                  (9) Investments existing on the Issue Date;

                  (10) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (11) guarantees by the Company or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture; and

                  (12) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest.

                  "Permitted Liens" means

                  (1) Liens on Property or assets of, or any shares of Capital Stock of or secured indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries,

                  (2) Liens securing Indebtedness under the Senior Credit Facility and Liens securing other Senior Indebtedness of the Company or any Guarantor; provided in each case, such Indebtedness is incurred in compliance with Section 4.06 of this Indenture,

                  (3) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,

                  (4) Liens in favor of the Company or any of its Restricted Subsidiaries,

                  (5) Liens securing industrial revenue bonds,

                  (6) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that

                           (a) the principal amount of the Indebtedness secured
                  by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the Property to which such Purchase Money Indebtedness relates, and

                           (b) such Lien does not extend to or cover any
                  Property other than such item of Property and any improvements on such Property,

                  (7) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor,

                  (8) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings,

                  (9) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances or title defects or leases or subleases granted to others in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries,

                  (10) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5 million in the aggregate at any one time outstanding,

                  (11) Liens (a) existing on the Issue Date, (b) securing the Notes and the Guarantees and (c) securing the Existing Notes and the related guarantees in accordance with the terms thereof as in effect on the Issue Date,

                  (12) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including landlord Liens on leased properties and any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of ten-ders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations,

                  (13) attachment or judgment Liens not giving rise to an Event of Default,

                  (14) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods,

                  (15) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof,

                  (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off,

                  (17) Liens securing Hedging Obligations with respect to Indebtedness that is otherwise permitted under this Indenture,

                  (18) Liens securing Indebtedness of Foreign Restricted Subsidiaries of the Company incurred in reliance on clause (8) of the definition of Permitted Indebtedness,

                  (19) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction,

                  (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases,

                  (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods,

                  (22) deposits made in the ordinary course of business to secure liability to insurance carriers,

                  (23) any interest or title of a lessor or a sublessor under an operating lease,

                  (24) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business,

                  (25) Liens imposed by law incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and

                  (26) any extensions, substitutions, replacements or renewals of the foregoing.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Purchase Agreement" means the purchase agreement dated as of February 2, 2000 by and among the Issuers, the Guarantors and CIBC Inc., as purchaser.

                  "Purchase Money Indebtedness" means Indebtedness and Capitalized Lease Obligations of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any Property.

                  "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a

Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

                  "Redeemable Dividend" means, for any dividend or distribution with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, modifies, replaces, defers, supplements or extends the Notes or any other Indebtedness outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (1), (4), (6) and (8) through (16) of the definition of Permitted Indebtedness), but only to the extent that

                  (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended, if at all,

                  (2) the Refinancing Indebtedness is scheduled to mature either

                           (a) no earlier than the Indebtedness being refunded,
                  refinanced, modified, replaced, deferred, supplemented or extended, or

                           (b) after the maturity date of the Notes,

                  (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

                  (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

                           (a) the aggregate principal amount of the
                  Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended,

                           (b) the amount of accrued and unpaid interest, if
                  any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended and

                           (c) the amount of customary fees, expenses and costs
                  related to the incurrence of such Refinancing Indebtedness.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 2, 2000 among the Issuers, the Guarantors and CIBC Inc., as purchaser.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Restricted Payment" means any of the following:

                  (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and to the other holders of Capital Stock of each such Restricted Subsidiary, in each case on a pro rata basis),

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock),

                  (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value of any Indebtedness which is subordinated in right of payment to the Notes prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) other than the ABRY Subordinated Debt,

                  (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment,

                  (5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary) and

                  (6) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary of the Company.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Indebtedness of such Unrestricted Subsidiary or Person as having been incurred at the time of such action),

                  (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.06 of this Indenture, and

                  (2) no Default or Event of Default shall have occurred and be continuing or result therefrom.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

                  "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  "S&P" means Standard & Poor's Corporation and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the

Board of Directors of the Company (as provided below) as a Securitization
Entity: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
(ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any Property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

                  "Senior Credit Facility" means one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans, or facilities to the Company or any of its Subsidiaries, including the Credit and Guaranty Agreement dated as of March 18, 1999, as amended through the Issue Date, among the Company, Holdings, certain of the Company's subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Goldman Sachs Credit Partners L.P., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and Goldman Sachs Credit Partners L.P. and CIBC Oppenheimer Corp., as Co-Lead Arrangers, initially providing for term loan and revolving credit facilities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, refinanced, replaced, restructured or otherwise modified from time to time whether or not with the same agents, trustee, representative lenders or group of lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include agreements in respect of interest rate agreements and hedging obligations with lenders party to any Senior Credit Facility and their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and any and all refundings, refinancings (in whole or in part) and replacements of any Senior Credit Facility, whether by the same or any other agents, trustee, representative lenders or lenders or group of lenders, including one or more agreements (i) extending the maturity of, or increasing the amount of, any Indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns,

                  "Senior Discount Notes" means $75,000,000 aggregate principal amount at maturity of 13% Senior Discount Notes due 2010 of Holdings and Muzak Holdings Finance Corp., a Delaware corporation, as co-issuers, in accordance with the terms of such security as in effect on the Issue Date.

                  "Senior Discount Notes Indenture" means the indenture pursuant to which the Senior Discount Notes are issued, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Senior Indebtedness" means (1) all Bank Indebtedness and (2) all principal of and premium, if any, and interest (including, but not limited to, interest accruing on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding) on, and any and all other fees, fees and expenses of counsel, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, indentures, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                  (a) all obligations of the Company with respect to any Hedging Obligations,

                  (b) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

                  (c) all other Indebtedness of the Company or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Notes, and

                  (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above,

in each case, whether outstanding on the Issue Date or created thereafter. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

                  (1) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries,

                  (2) Indebtedness represented by the Notes and the Existing Notes,

                  (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness,

                  (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

                  (5) Indebtedness incurred in violation of this Indenture,

                  (6) Indebtedness represented by Disqualified Capital Stock and

                  (7) any Indebtedness to or guaranteed on behalf of, any shareholders, Director, officer or employee of the Company or any Subsidiary of the Company.

                  "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act, as such Rule is in effect on the Issue Date.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

                  "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

                  (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

                  (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

Notwithstanding the foregoing a charitable trust or foundation organized pursuant to section 501(c)(3) of the Internal Revenue Code of 1986, as amended, shall not be a "Subsidiary."

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trust Officer" means any officer of the Trustee in its Corporate Trust Department with direct responsibility for the administration of the trusts established hereby and, also, with respect to any particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Unrestricted Subsidiary" means

                  (1) any Subsidiary of an Unrestricted Subsidiary and

                  (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a Board Resolution of the Company;

provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if

                  (a) such classification is in compliance with Section 4.07 of this Indenture,

                  (b) immediately after giving effect to such classification, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
         4.06 of this Indenture,

                  (c) no Default or Event of Default shall have occurred and be continuing or result therefrom, and

                  (d) neither the Company nor any Restricted Subsidiary shall at any time

                           (i) provide a guarantee of, or similar credit support
                  to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                           (ii) be directly or indirectly liable for any
                  Indebtedness of such Subsidiary or

                           (iii) be directly or indirectly liable for any other
                  Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness (other than Indebtedness assumed by such Subsidiary in connection with the Electro Systems Acquisition) that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

                            (i) that the Company or such Restricted Subsidiary
                  could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.06 of this Indenture and

                           (ii) the provision of such guarantee and the
                  incurrence of such Indebtedness otherwise would be permitted under Section 4.07 of this Indenture.

The Trustee shall be given prompt notice by the Company of each Board Resolution of the Company under this provision, together with a copy of each such Board Resolution. Electro Systems shall be an Unrestricted Subsidiary as of the Issue Date.

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.01. Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                                   Term                   Defined in Section
                                   ----                   ------------------

"Affiliate Transaction"..............................           4.10
"Agent Members"......................................           2.14
"Bankruptcy Law".....................................           6.01
"Business Day".......................................          12.08
"Certificated Notes".................................           2.01
"Change of Control Offer"............................           4.16
"Change of Control Payment Date".....................           4.16
"Change of Control Purchase Price"...................           4.15
"Covenant Defeasance"................................           9.03
"Custodian"..........................................           6.01
"Event of Default"...................................           6.01
"Excess Proceeds Offer"..............................           4.09
"Excess Proceeds Payment Date".......................           4.09
"Global Notes".......................................           2.01
"Guaranteed Obligations..............................          10.01
"Guarantor Payment Blockage Period"..................          10.11
"Guarantor Representation"...........................          10.11
"Initial Blockage Period"............................          11.03
"Initial Guarantee Blockage Period"..................          10.11
"Legal Defeasance"...................................           9.02
"Legal Holiday"......................................          12.08
"Paying Agent".......................................           2.03
"Payment Blockage Period"............................          11.03
"Permitted Tax Distributions"........................           4.07
"Registered Exchange"................................           2.02
"Registrar"..........................................           2.03
"Regulation S Global Notes"..........................           2.01
"Representative".....................................          11.03
"Resale Restriction Termination Date"................           2.15
"U.S. Global Notes"..................................           2.01

Section 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Issuers, the Guarantors or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES


Section 2.01. Dating; Incorporation of Form in Indenture.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers may use "CUSIP" numbers in issuing the Notes. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

                  Unless the applicable Holder requests Notes in the form of physical certificated Notes in registered form ("Certificated Notes"), which shall be substantially in the form of Exhibit A, Notes offered and sold in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Depository, as hereinafter provided.

                  Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A issued in the form of one or more Global Notes (the "U.S. Global Note") shall be registered in the name of the Depository or its nominee and deposited with the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

                  Notes offered and sold in reliance on Regulation S issued in the form of Global Notes (the "Regulation S Global Note") shall be registered in the name of the Depository or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the

Notes represented thereby (or such other accounts as they may direct).

                  The Issuers shall cause the U.S. Global Note and the Regulation S Global Note to have separate CUSIP and ISIN numbers.

Section 2.02. Execution and Authentication.

                  The Notes shall be executed on behalf of the Issuers by two Officers of each of the Issuers or an Officer and the Secretary of each of the Issuers. Such signature may be either manual or facsimile. The Issuers' seals may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authentication agent shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $12,000,000, (ii) one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an aggregate principal amount not to exceed $38,000,000 and (iii) any Additional Notes, in each case upon receipt of an authentication order in the form of an Officers' Certificate. The aggregate principal amount of Notes (excluding any Additional Notes) outstanding at any time may not exceed $50,000,000 except as provided in Section 2.07 hereof. Upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee shall authenticate an additional series of Notes for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes (as defined in the Registration Rights Agreement) may have such distinctive series designation and "CUSIP" numbers as and such changes in the form thereof as are specified in the Officers' Certificate referred to in the preceding sentence. Exchange Notes issued pursuant to a Registered Exchange shall not bear the Private Placement Legend.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                  The Trustee may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Issuers. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate of any Issuer.

Section 2.03. Registrar, Paying Agent and Calculation Agent.

                  The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-registrars and one or more additional paying agents. None of the Issuers nor any Affiliate of the Issuers may act as Paying Agent or Calculation Agent. The Issuers may change any Paying Agent, Registrar, co-registrar or Calculation Agent without notice to any Noteholder.

                  The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Calculation Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar, Paying Agent or Calculation Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent, Calculation Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

                  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each March 1, June 1, September 1, and December 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

                  When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Issuers may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Section 2.07. Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuers. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08. Outstanding Notes.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

                  If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 12.06, a Note does not cease to be outstanding solely because the Issuers or any Affiliate of an Issuer hold the Note.

Section 2.09. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

                  The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Issuers, may destroy or return to the Issuers in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Issuers. Subject to
Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes in respect of which they have previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

                  If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date. The Issuers shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date. At least 15 days before the special record date, the Issuers shall mail or cause to be mailed to each Noteholder at its address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuers may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13. CUSIP Number.

                  The Issuers in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository and (ii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                  (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes, or (iii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Certificated Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (e) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by Section 2.15, bear the Private Placement Legend.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

                  (i) to register the transfer of the Certificated Notes; or

                  (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.15 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                   (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which any Issuer or any Affiliate of an Issuer was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

                           (A) if such Certificated Note is being delivered to
                  the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit C hereto); or

                           (B) if such Certificated Note is being transferred to
                  a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                           (C) if such Certificated Note is being transferred in
                  reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D-1 hereto; or

                           (D) if such Certificated Note is being transferred to
                  an Institutional Accredited Investor, delivery of certification substantially in the form of Exhibit C hereto, a certificate of the transferee in substantially the form of Exhibit D-2 and an Opinion of Counsel and/or other information reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such Certificated Note is being transferred in
                  reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto; or

                           (F) if such Certificated Note is being transferred in
                  reliance on another exemption from the reg-istration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and in the case of this clause II, the Issuers shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D-1 hereto); and

                  (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or ex-change prior to the Resale Restriction Termination Date, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or

                  (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D-1 hereto; or

                  (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification substantially in the form of Exhibit C hereto, a certificate of the transferee in substantially the form of Exhibit D-2 and an Opinion of Counsel and/or other information reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Offi-cers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                  (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.15(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to

Section 2.14 or this Section 2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.16. Joint and Several Liability.

                  Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

Section 2.17. Ranking of Notes and Guarantees Relative to
              Existing Notes and Related Guarantees.

                  The Issuers and the Guarantors covenant and agree, and each Holder, by its acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Notes and the Guarantees and the payment of all Obligations on the Notes and the Guarantees hereby expressly rank pari passu in right of payment with the Existing Notes and the related guarantees thereof, as applicable.


                                    ARTICLE 3

                                   REDEMPTION


Section 3.01. Notices to Trustee.

                  If the Issuers elect or are required to redeem Notes pursuant to Section 3.07 hereof, at least 60 days prior to the Redemption Date (except in the case of a redemption pursuant to Section 3.07(c) (in which case the Issuers shall give the Trustee notice as soon as reasonably practicable but in no event later than three Business Days prior to the Redemption Date)) or during such other period as the Trustee may agree to, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in
Section 3.07 hereof, as appropriate.

Section 3.02. Selection by Trustee of Notes to Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Notes of $1,000 principal amount or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

                  Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date (except in the case of a redemption pursuant to Section 3.07(c) (in which case the notice shall be mailed at least one Business Day prior to the Redemption Date)) to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                  (1)  the Redemption Date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3) that, if any Note is being redeemed in part, the portion of the principal amount at maturity (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                  (4) the name, address and telephone number of the Paying
         Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the redemption price plus accrued interest, if any;

                  (6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (7) the paragraph of Section 3.07 hereof pursuant to which the Notes called for redemption are being redeemed; and

                  (8) the aggregate principal amount of Notes that are being redeemed.

Section 3.04. Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus accrued interest to the Redemption Date, if any, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.05. Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

                  On and after any Redemption Date, if U.S. legal tender sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first pro-viso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Redemption.

                  (a) Optional Redemption. The Issuers may redeem the Notes that are redeemable at their option, in whole at any time or in part from time to time, (i) from and including the Issue Date through to and including July 31, 2000 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date, (ii) from and including August 1, 2000 through to and including October 31, 2000 at a redemption price of 101.50% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date and (iii) (A) from and including March 15, 2004 through to and including March 14, 2005 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-half of the interest rate then borne by the Notes, (B) from and including March 15, 2005 through to and including March 14, 2006 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-third of the interest rate then borne by Notes, (C) from and including March 15, 2006 through to and including March 14, 2007 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-sixth of the interest rate then borne by the Notes and (D) from and including March 15, 2007 through to and including the Maturity Date at a redemption price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest, if any, to the Redemption Date.

                  Except as set forth in paragraph (b) of this Section 3.07, the Issuers may not redeem the Notes at their option from and including November 1, 2000 through to and including March 14, 2004.

                  (b) Redemption with Net Cash Proceeds of Equity Offerings. The Issuers may redeem up to 35% of the principal amount of the Notes originally issued under this Indenture, at any time and from time to time from and after November 1, 2000 but prior to March 15, 2002, at a redemption price equal to 100% of the aggregate principal amount so redeemed plus a premium equal to the interest rate then borne by the Notes, plus accrued and unpaid interest, if any, to the Redemption Date, out of the net cash proceeds of one or more Equity Offerings; provided, that at least 65% of the principal amount of the Notes originally issued under this Indenture remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuers or any of their Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days following the closing of any such Equity Offering.

                  (c) Mandatory Redemption. Subject to compliance with the terms of the Senior Credit Facility (provided that no amendment to the Senior Credit Facility which is entered into after the Issue Date and on or before October 31, 2000 shall have terms which are materially more restrictive with respect to the rights of Holders under this Section 3.07(c) than the terms of the Senior Credit Facility as in effect on the Issue Date), if on or before October 31, 2000 any Issuer or any of its Subsidiaries receives cash proceeds from (x) the issuance of Capital Stock (other than (A) proceeds of Capital Stock issued to any Issuer or any Restricted Subsidiary of any Issuer, (B) proceeds from the issuance to any employee of any Issuer or any Restricted Subsidiary of any Issuer of Common Stock or options to purchase Common Stock of any Issuer or any Restricted Subsidiary pursuant to employee stock options and incentive plans in existence on the Issue Date, (C) the issuance of Capital Stock as consideration for the acquisition of any Person or any property or assets of any Person in compliance with the other terms of this Indenture and (D) proceeds from the issuance of Capital Stock by the Company to any holder of the Company's Capital Stock as of the Issue Date and from any contribution to the common equity of the Company by any holder of the Company's Capital Stock as of the Issue Date, not to exceed $5,000,000 in the aggregate) or (y) the incurrence of any Indebtedness (other than (A) Permitted Indebtedness, (B) the Attributable Indebtedness in respect of any Sale and Lease-Back Transaction, (C) any Indebtedness of any Person assumed by the Issuer or any of its Subsidiaries in connection with the acquisition of such Person or its property or assets and (D) any In-debtedness issued to the transferor of any Person, property or assets as consideration for the acquisition by any Issuer or its Subsidiaries of such Person, property or assets), the Issuers shall promptly redeem that principal amount of Notes redeemable with such net proceeds received at the redemption prices set forth below (expressed as a percentage of the principal amount thereof) plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the period indicated below:

          Period                                                Percentage
          ------                                                ----------
          Issue Date through to and including
          July 31, 2000                                          100.000%

          August 1, 2000 through to and in-                      101.500%
          cluding October 31, 2000

                                    ARTICLE 4

                                    COVENANTS


Section 4.01. Payment of Notes.

                  The Issuers shall pay the principal of and interest (including all Additional Interest (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment. Interest on the Notes shall be computed as set forth in Exhibit A.

                  The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and interest on overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. Provision of Financial Statements and Other Information.

                  (a) Commencing with the first fiscal quarter of the Company ending after the Issue Date, the Issuers will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and will provide the Trustee and the Noteholders with copies of all such information, documents and reports within 15 days of filing thereof with the Commission; provided that if the Issuers are not required to file such information, documents or reports with the Commission, they will nonetheless continue to furnish such information, documents and reports required to be filed by issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act to the Trustee and the Noteholders within 15 days of the date on which filing with the Commission would have been required. The Issuers shall also comply with the provisions of TIA ss. 314(a). The Trustee shall retain such reports, information and documents at its Corporate Trust Office and permit any Noteholder to examine such material upon prior written request at reasonable times. Except to determine whether the Issuers have complied with the provisions of this Section 4.02, the Trustee shall not be required to examine or review such material or any of it and shall not be considered to have had notice, constructive or otherwise, from anything set forth in such material of any Default or other fact or event which might require the Trustee to take any action or give any notice hereunder.

                  (b) The Issuers will, upon request, provide to any Holder or any prospective transferee of any such Holder any information concerning the Issuers (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144 and Rule 144A under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.

                  The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate; Notice of Default; Tax Information.

                  (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of each Issuer) stating that a review of the activities of the Issuers and their Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such quarter, and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all of such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

                  (b) The Issuers will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

                  (c) The annual financial statements delivered pursuant to
Section 4.02 shall be accompanied by a written report of the Issuers' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that any Issuer has violated any material provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any

Person for any failure to obtain knowledge of any such violation.

                  (d) The Issuers shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by law.

Section 4.05. Taxes.

                  The Issuers shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Additional Indebtedness.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuers and any of the Guarantors may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Leverage Ratio is less than 6.5 to 1 if such Indebtedness is incurred on or before March 15, 2001 and 6.0 to 1 if such Indebtedness is incurred thereafter.

                  (b) Notwithstanding the foregoing clause (a), the Company and its Restricted Subsidiaries may incur Permitted Indebtedness. For purposes of determining compliance with this Section 4.06, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed an issuance of Disqualified Capital Stock.

Section 4.07. Limitation on Restricted Payments.

                  (a) The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 of this Indenture; and

                  (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

                           (a) 100% of the Company's Cumulative EBITDA (or, in
                  the event that such Cumulative EBITDA shall be a deficit, minus 100% of such deficit) minus 1.4 times the Company's Cumulative Consolidated Interest Expense,

                           (b) 100% of the aggregate net cash proceeds received
                  by the Company from the issue or sale after the Existing Notes Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be,

                           (c) without duplication of any amounts included in
                  clause (3)(b) above, 100% of the aggregate net proceeds (including the fair market value of Property other than cash) received by the Company from any equity contribution from a holder of the Company's Capital Stock (provided that the net proceeds from the ABRY Equity Contributions shall be excluded from such calculation and, if applicable, from clause (b) above, until the Conversion Date), excluding, in the case of clauses (3)(b) and (c), (i) any net proceeds from an Equity Offering to the extent used to redeem the Notes and (ii) any net proceeds directly or indirectly received in connection with the Capstar Acquisition, and

                           (d) without duplication, the sum of

                                     (i) the aggregate amount returned in cash
                           on or with respect to Investments (other than Permitted Investments) made subsequent to the Existing Notes Issue Date whether through interest payments, principal payments, dividends or other distributions;

                                    (ii) the net proceeds received by the
                           Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                           (iii) upon redesignation of an Unrestricted
                  Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

         provided, however, that the sum of clauses (d)(i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made subsequent to the Existing Notes Issue Date.

                  For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and Property other than cash shall be valued at its fair market value.

                  (b) The provisions of this Section 4.07 shall not prohibit

                  (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture,

                  (2) the repurchase, redemption, defeasance or other acquisition or retirement of any shares of Capital Stock of the Company or of Indebtedness that is subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Dis-qualified Capital Stock), or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock),

                  (3) the redemption, repurchase, defeasance, retirement or other acquisition of Indebtedness of the Company that is subordinated to the Notes in exchange for, by conversion into, or out of the net cash proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that is Refinancing Indebtedness,

                  (4) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company,

                  (5) the payment of any dividend or distribution to the extent necessary to permit direct or indirect beneficial owners of shares of Capital Stock of the Company to pay federal, state or local income tax liabilities arising from income of the Company and attributable to them solely as a result of the Company (and any intermediate entity through which the holder owns such shares) being a limited liability company, partnership or similar entity for federal income tax purposes (collectively "Permitted Tax Distributions"),

                  (6) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or the payment of a dividend to Holdings to effect the repurchase, redemption or other acquisition or retirement for value of Holdings' Capital Stock that is held by any current or former members of the management of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription or purchase agreement, members agreement, securityholders agreement or stock option agreement or similar agreement, in an aggregate amount not to exceed $2 million in any fiscal year (which amount shall be increased by the amount of any proceeds to the Company from (x) without duplication of any amounts included in clauses 3(b) and (c) of subsection (a) above, sales of Capital Stock (other than Disqualified Capital Stock) of the Company or Holdings (which net pro-ceeds have been contributed by the Company) to management or other employees subsequent to the Existing Notes Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases); provided, that the cancellation of Indebtedness owing to the Company from management or other employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under this Indenture,

                  (7) the making of distributions, loans or advances in an amount not to exceed $1 million in any calendar year sufficient to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses) relating to Holdings' ownership of Capital Stock of the Company,

                  (8) payments or distributions to Holdings on and after September 15, 2004 in an amount sufficient to permit Holdings to make cash interest payments when due to holders of the Senior Discount Notes in accordance with the terms of the Senior Discount Notes as in effect on the Existing Notes Issue Date,

                  (9) [RESERVED]

                  (10) Investments received in connection with an Asset Sale that complies with Section 4.09 of this Indenture,

                  (11) payments or distributions to dissenting stockholders pursuant to transactions permitted under the terms of this Indenture,

                  (12) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof,

                  (13) payments to enable the Company or Holdings to make payments to holders of their Capital Stock in lieu of issuance of fractional shares of their Capital Stock,

                  (14) payment of principal and interest on funds on the ABRY Subordinated Debt in accordance with the terms thereof,

                  (15) any dividend or distribution made so long as concurrently therewith a capital contribution in an equal amount is made to the Company, and

                  (16) other Restricted Payments in an aggregate amount not to exceed $5 million.

                  In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of subsection (a) above, amounts expended pursuant to clauses (1), (2), (8) and (15) of the immediately preceding paragraph shall be included in such calculation.

                  (c) Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Issuers' latest available financial statements, and (other than with respect to any Restricted Payment permitted under clauses (5), (6) and
(7)) that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

Section 4.08. Limitation on Other Senior Subordinated Indebtedness.

                  The Company will not, and will not permit any of the Guarantors to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinated in right of payment to any Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any of the Guarantors, as the case may be, and (ii) senior in right of payment to the Notes and the respective Guarantee of any such Guarantor, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or the Guarantees, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinated to such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

Section 4.09. Limitation on Certain Asset Sales.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, and evidenced by a Board Resolution);

                  (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and/or a controlling interest in a Person whose assets are useful to the Company, or any combination thereof, except to the extent to which the Company is undertaking a Permitted Asset Swap; provided that the amount of

                           (a) any liabilities (as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

                           (b) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (2); and

                  (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied

                           (a) first, to the extent the Company or any such
                  Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

                           (b) second, to the extent of the balance of Asset
                  Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person) used or useful in businesses reasonably related, ancillary or complementary to the business of the Company or any such Restricted Subsidiary as conducted on the Issue Date; provided that such investment occurs within 360 days following receipt of such Asset Sale Proceeds; and

                           (c) third, if on such 360th day with respect to any
                  Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes and all other pari passu Indebtedness of the Company containing provisions substantially similar to those set forth in this Indenture regarding offers to purchase or redeem with Asset Sale Proceeds, in each case, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

                  If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and such pari passu Indebtedness.

                  Pending the final application of any Asset Sale Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Asset Sale Proceeds in Cash Equivalents.

                  (b) If the Company is required to make an Excess Proceeds Offer, the Company shall within 45 days following the date specified in subparagraph (a)(3)(c) above (i) cause a notice of the Excess Proceeds Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) mail a notice of the Excess Proceeds Offer to the Trustee and the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Noteholder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.09;

                  (ii) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 45 days and not later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date");

                  (iii) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (iv) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                   (v) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

                  (vi) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (vii) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

                (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                  (ix) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes;

                  (x) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

                  (xi) the name and address of the Paying Agent.

                  On the Excess Proceeds Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof validly tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.09. The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Issuers will publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

                  (c) In the event of the transfer of substantially all of the Property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture below but which transaction does not constitute a Change of Control, the successor Person shall be deemed to have sold the properties and assets of the Issuers and their Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale.

                  (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.09 by virtue thereof.

Section 4.10. Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

                  (1) such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries; or

                  (2) the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

                  In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.5 million which is not permitted under clause (1) above, the Company must obtain a Board Resolution of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $10 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

                  (b) The foregoing provisions will not apply to

                  (1) any Restricted Payment that is not prohibited by the provisions described under Section 4.07 of this Indenture,

                  (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, Directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management,

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date,

                  (4) transactions effected as part of a Qualified Securitization Transaction,

                  (5) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business,

                  (6) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect,

                  (7) transactions permitted by, and complying with, the provisions described under Article 5 of this Indenture below,

                  (8) payments of principal and interest on the ABRY Subordinated Debt in accordance with the terms thereof,

                  (9) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

                  (10) [RESERVED]

                  (11) transactions pursuant to the ABRY Management Agreement or pursuant to the terms of any amendment thereto or restatement thereof which terms are not more disadvantageous to the Holders in any material respect than the terms of such agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, and

                  (12) with regard to the requirement to obtain the opinion of an Independent Financial Advisor only, the issuance of Capital Stock of the Company; provided that said issuance has been approved by the Board of Directors of the Company and the Board Resolution described in the immediately preceding paragraph has been delivered to the Trustee.

Section 4.11. Limitations on Liens.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns Property or assets, now owned or hereafter acquired, unless

                  (1) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to any Lien granted to the Holders to the same extent as such Indebtedness is subordinated to the Notes and

                  (2) in all other cases, the Notes are equally and ratably secured.

Section 4.12. Limitations on Investments

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than

                  (1)  a Permitted Investment or

                  (2) an Investment that is made after the Issue Date as a Restricted Payment in compliance with Section 4.07.

Section 4.13. Limitation on Sale and Lease-Back Transactions.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless

                  (1) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the Property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution,

                  (2) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with
         Section 4.06 and

                  (3) the transfer of assets in such Sale and Lease-Back Transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with
         Section 4.09.

Section 4.14. Payments for Consent.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.15. Corporate Existence.

                  Subject to Article 5 hereof, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and, within thirty days of the Issue Date, the material rights (charter and statutory), licenses and franchises of the Issuers and their Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Issuers and their Subsidiaries taken as a whole; and provided that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of Subsidiaries, if the Board of Directors of the applicable Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16. Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

                  (b) Within 20 days of the occurrence of a Change of Control, the Issuers shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Noteholder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                  (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (9) the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Issuers shall, to the extent lawful,

                  (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

                  (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered, and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers.

The Paying Agent shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  (c) If the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in
Section 4.16(b) above, but in any event within 60 days following any Change of Control, the Issuers covenant to

                  (1) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all such Senior Indebtedness and repay the Indebtedness owed to each such lender who has accepted such offer, or

                  (2) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as described above.

The Issuers must first comply with the covenant described in the preceding sentence before they shall be required to purchase Notes in the event of a Change of Control; provided that the Issuers' failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 if not cured within 30 days after the notice required by such clause.

                  (d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.16 by virtue thereof.

Section 4.17. Maintenance of Office or Agency.

                  The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

                  The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Issuers hereby initially designate the offices of State Street Bank and Trust Company, N.A. at 61 Broadway, New York, New York 10006 as such office of the Issuers.

Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

                  (1) (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

                           (i) on its Capital Stock or

                           (ii) with respect to any other interest or
                  participation in, or measured by, its profits or

                  (b) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company,

                  (2) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of

                  (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date,

                  (2) (a) this Indenture, the Notes and the related Guarantees,
         (b) the Senior Credit Facility and (c) the indenture governing the Existing Notes and the related guarantees,

                  (3) applicable law or applicable rules, regulations or orders,

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person (including any Subsidiary of the Person), so acquired,

                  (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business,

                  (6) Refinancing Indebtedness; provided that such restrictions are not materially more restrictive, when taken as a whole, than those contained in the agreements govern-ing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded,

                  (7) customary restrictions in security agreements or mortgages securing Indebtedness of the Issuers or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the Property subject to such security agreements and mortgages,

                  (8) customary restrictions pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets permitted under this Indenture,

                  (9) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien,

                  (10) any agreement or instrument governing Capital Stock of any Person that is acquired; provided that no such restriction is created in contemplation of the acquisition of such Capital Stock,

                  (11) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity,

                  (12) Purchase Money Indebtedness incurred to acquire Property in the ordinary course of business which Indebtedness imposes restrictions regarding transfer of the Property acquired,

                  (13) the terms of any Indebtedness permitted by this Indenture to be incurred by any Guarantor,

                  (14) any agreement or instrument governing Indebtedness (whether or not outstanding) of Foreign Restricted Subsidiaries of the Company incurred in reliance on clauses (8) and (16) of the definition of Permitted Indebtedness, or

                  (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.19. Limitation on Conduct of Business.

                  The Company and its Restricted Subsidiaries will not engage in any businesses which are not reasonably similar, ancillary, complementary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.20. Compliance with Laws.

                  The Issuers shall comply, and shall cause each of their respective Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuers and their Subsidiaries taken as a whole.

Section 4.21. Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.22. Limitation on Creation of Subsidiaries.

                  The Company will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than

                  (1) a Restricted Subsidiary existing as of the Issue Date,

                  (2) a Restricted Subsidiary that is acquired or created after the Issue Date, provided, however, that each Restricted Subsidiary (other than any Foreign Restricted Subsidiary or Finance Corp.) acquired or created pursuant to this clause (2) shall have executed a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and Opinions of Counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor, or

                  (3) an Unrestricted Subsidiary.

Section 4.23. Maintenance of Properties and Insurance.

                  (a) Each Issuer shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of such Issuer's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.23 shall prevent an Issuer or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of such Issuer or of the Board of Directors of any Subsidiary of such Issuer concerned, or of an officer (or other agent employed by such Issuer or of any of its Subsidiaries) of such Issuer or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of such Issuer or any Subsidiary of such Issuer, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                  (b) The Issuers shall maintain, and shall cause their respective Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance. The Issuers shall provide, and shall cause their respective Subsidiaries to provide, an Officers' Certificate as to compliance with the foregoing requirements to the Trustee prior to the anniversary or renewal date of each such policy, together with satisfactory evidence of such insurance, which certificate shall expressly state such expiration date for each policy listed.

Section 4.24. Pending ABRY Equity Contribution.

                  The Company shall have received the proceeds from the Pending ABRY Equity Contribution on or before February 10, 2000.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


Section 5.01. Limitation on Consolidation Merger and Sale of Assets.

                  The Company will not consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

                  (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation, partnership, trust or a limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Notes, and the obligations thereunder shall remain in full force and effect; provided that if at any time the Company or such successor Person is a limited liability company, partnership or trust there shall be a co-issuer of the Notes that is a Restricted Subsidiary of the Company and that is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (3) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
         Section 4.06; provided that the Company may merge into any Guarantor without complying with this clause (3).

                  In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Notwithstanding the foregoing, the Company may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and that the successor assumes all obligations of the Company under this Indenture, the Notes and the Registration Rights Agreement.

Section 5.02. Successor Person Substituted.

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 above, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01. Events of Default.

                  An "Event of Default" occurs if

                  (a) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof or there is a default in the payment of any conversion fee or cancellation fee under the Purchase Agreement when the same becomes due and payable in accordance with the terms and conditions of the Purchase Agreement;

                  (b) there is a default in the payment of any interest on any Note when the same becomes due and payable and the default continues for a period of 30 calendar days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

                  (c) there is a default by any Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 calendar days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Sections 4.16 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) there is a failure to pay at final maturity (after giving effect to any applicable grace period) any Indebtedness of the Company or any Restricted Subsidiary thereof (other than a Securitization Entity), or the acceleration of any such Indebtedness, which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company by the Trustee or any Holder, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay or which has been accelerated, aggregates $5 million or more at any time;

                  (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5 million (excluding amounts covered by insurance for which coverage is not being challenged or denied unless the Company is contesting such challenge or denial in good faith) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive calendar days during which a stay of enforcement shall not be in effect;

                  (f) any Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its Property, or

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not able to pay its debts as they
                  become due;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against any Issuer or any
                  Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of any Issuer or any
                  Significant Subsidiary or for all or substantially all of the Property of any Issuer or any Significant Subsidiary, or

                           (C) orders the liquidation of any Issuer or any
                  Significant Subsidiary,
         and the order or decree remains unstayed and in effect for 60 days; or

                  (h) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  The Trustee may withhold notice to the Holders of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders to do so.

Section 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (1) the same shall become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Issuers and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if

                  (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture,

                  (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

                  (3) the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and

                  (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in Section 6.01(f) or (g) above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Noteholders.

Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the obligations set forth in the Guarantees or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of
              Default.

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note, which cannot be waived without the consent of the Holder of such Notes or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

                  Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

                  (1) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (2) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (3) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

                  (4) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a), (b) or (c) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against any or all of the Issuers and the Guarantors for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                  THIRD: to the Issuers or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE


Section 7.01. Duties of Trustee.

                  (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default known to the Trustee:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05 hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it determines in the exercise of its reasonable discretion that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) The Trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability, expense or fee.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

                  (f) The Trustee shall not be deemed to have knowledge of any Default or fact or event which might require the Trustee to take any action or give any notice unless one of its Trust Officers has actual knowledge thereof.

                  (g) The Trustee is also being appointed, and may serve contemporaneously with its service hereunder, as Trustee under the Senior Discount Notes Indenture and shall not be considered to be conflicted in its duties under either the Senior Discount Notes Indenture or this Indenture by reason of its acting as trustee under the other. After an Event of Default (as defined in the respective Indenture) under either the Senior Discount Notes Indenture or this Indenture, and in order that it might not be conflicted in the performance of its du-ties under either Indenture, the Trustee shall resign as trustee under one of the Indentures; provided, however, that until the appointment of a successor Trustee, the Trustee shall not be considered to have violated the standard set forth in Section 7.01(a) hereof by continuing to act as Trustee under both the Senior Discount Notes Indenture and this Indenture if it separates the performance of its discretionary duties under the Senior Discount Notes Indenture and this Indenture within its corporate trust department and retains separate counsel for itself as trustee under each of such Indentures.

                  (h) Whether or not therein expressly so provided, paragraphs
(a), (b), (c), (d), (e), (f) and (g) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

Section 7.02. Rights of Trustee.

                  Subject to Section 7.01 hereof:

                  (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through Agents and shall not be responsible for the misconduct or negligence of any agent so long as the appointment of such agent was made with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 30 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  Reports pursuant to this Section 7.06 shall be transmitted by mail:

                  (1) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

                  (2) to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

                  The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Issuers shall indemnify each of the Trustee and its officers, directors, employees and agents and any predecessor Trustee and its officers, directors, employees and agents for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by any of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the powers or duties of the Trustee hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuers in writing promptly of any claim asserted against the Trustee or any such officer, director, employee or agent for which any of them may seek indemnity. However, the failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder except to the extent the Issuers are prejudiced thereby. This indemnity shall survive the termination of this Indenture, final payment of the Notes, and resignation or removal of the Trustee.

                  Notwithstanding the foregoing, the Issuers need not reimburse the Trustee or any such officer, director, employee or agent for any expense or indemnify any of them against any loss or liability incurred by the Trustee or any such officer, director, employee or agent through its negligence, willful misconduct or bad faith. To secure the payment obligations of the Issuers in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee except such money or Property held in trust to pay principal of and interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuers' written consent which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its Property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1). The provisions of TIA Section 310 shall apply to the Issuers as obligors of the Notes.

Section 7.11. Preferential Collection of Claims Against Issuers.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as obligors of the Notes.

Section 7.12. Paying Agents.

                  The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                  (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

                  (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (C) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Issuers (or by any other obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01. Without Consent of Holders.

                  The Issuers and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                  (1) to comply with Section 5.01 hereof;

                  (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                  (3) to comply with any requirements of the Commission under the TIA;

                  (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Noteholder;

                  (5) add Guarantors with respect to the Notes; or

                  (6) release Guarantors when permitted by this Indenture.

                  The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

                  The Issuers, the Guarantors and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

                  (2) reduce the rate of or change the time for payment of interest (including Additional Interest (as defined in the Registration Rights Agreement)) on any Note;

                  (3) reduce the principal of, or premium on, or change the stated maturity, of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

                  (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

                  (5) waive a Default in the payment of the principal of, or interest on, or any redemption payment with respect to, any Note;

                  (6) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

                  (7) amend, change or modify in any material respect, the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or, make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

                  (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

                  (9) release any Guarantor other than Holdings from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

                  Upon the request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. Notation on or Exchange of Notes.

                  If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not materially adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Issuers and each Guarantor may not sign an amendment or supplement until the Board of Directors of each of the Issuers and each such Guarantor approves it.


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01. Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (ii) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and (iii) the Issuers have delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(B) of this
Section 9.01, the obligations of the Trustee under Section 9.05, shall survive.

Section 9.02. Legal Defeasance.

                  The Issuers may at their option, by Board Resolution, be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all of their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in
Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.17 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of their option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

                  At the option of the Issuers, pursuant to a Board Resolution, the Issuers and the Guarantors shall be released from their respective obligations under Sections 4.02, 4.04 through 4.14, 4.16, and 4.18 through 4.23 hereof, and clause (3) of the first paragraph of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of
Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                  (1) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Arti-cle 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) U.S. legal tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                  (2) no Event of Default or Default shall have occurred and no Event of Default of the type specified in Section 6.01(g) or (h) shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuers in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuers;

                  (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other material agreement or instrument to which the Issuers or any of their Subsidiaries are a party or by which any Issuer or any of its Subsidiaries is bound;

                  (5) the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (6) in the case of an election under Section 9.02 above, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (7) in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (8) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
         Section 9.03 hereof (as the case may be) have been complied with;

                  (9) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuers with the intent of preferring the holders of the Notes over any other credi-tors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

                  (10) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                           (a) the funds deposited in trust will not be subject
                  to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture, and

                           (b) assuming no intervening event of the type
                  described in Section 6.01(g) or (h) shall occur and no Holder is an "insider" (as such term is used under applicable Bankruptcy Law) of any Issuer after the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuers in respect of such deposit, the funds deposited in trust will not be subject to the effect of any Bankruptcy Law; and

                  (11) before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Section 3.07(a) hereof.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a written request of the Issuers in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Issuers (or, if such moneys had been deposited by any Guarantor, to such Guarantor) and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or any Guarantor in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the applicable Guarantor) upon a written request of the Issuers in the form of an Officers' Certificate, or if such moneys are then held by the Issuers or any Guarantor in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.


                                   ARTICLE 10

                                   GUARANTEES


Section 10.01. Guarantees.

                  Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee on behalf of the Holders and its successors and assigns (a) the due and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture, the Notes and the Registration Rights Agreement and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture, the Notes and the Registration Rights Agreement (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

                  Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of in-solvency or bankruptcy of any Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as provided in Section 10.06, any change in the ownership of such Guarantor.

                  Except as expressly set forth in Sections 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of any Issuer or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Issuer to pay the principal of, premium, if any, or interest on any obligation under the Notes or this Indenture when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation under the Notes or this Indenture, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Section 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations under the Notes or this Indenture guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02. Limitation on Liability.

                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03. Successors and Assigns.

                  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04. No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05. Modification.

                  No modification, amendment or waiver of any provision of this
Article 10, nor the consent to any departure by any

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06. Release of Guarantor.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                   (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.09 and 5.01 hereof; or

                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.07. Execution of Supplemental Indenture for Future Guarantors.

                  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.22 shall, and the Issuers shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Section 10 and shall guarantee the obligations of the Company under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08. Execution and Delivery of Guarantees.

                  To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit E hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of two Officers or an Officer and the Secretary of each Guarantor.

                  Each Guarantor hereby agrees that the Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Guarantee Obligations Subordinated to Guarantor Senior
               Indebtedness.

                  Each Guarantor covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Guarantee and the payment of all Obligations on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate in right of payment as provided in this Article 10 to the prior indefeasible payment and satisfaction in full in cash of all Obligations in respect of all Guarantor Senior Indebtedness of such Guarantor (including post-petition interest thereon).

                  This Section 10.09 and the following Sections 10.10 through
10.14 are for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness, each holder is made an obligee hereunder, and each holder of any Guarantor Senior Indebtedness, whether now outstanding or here-after created, incurred, assumed or guaranteed, shall be deemed to have acquired such Guarantor Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

Section 10.10. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

                  (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive indefeasible payment and satisfaction in full in cash, of all amounts due on or in respect of all such Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness, whether or not an allowed claim), of such Guarantor before the Holders are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character (other than payment or distribution from the trust described in Section 9.04) by such Guarantor on account of any of the Guaranteed Obligations; and

                  (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or rep-resented by each, to the extent necessary to make indefeasible payment in full in cash of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 10.10, the Trustee or any Holder shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of the Guaranteed Obligations before all Guarantor Senior Indebtedness of such Guarantor is indefeasibly paid in full, then and in such event such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

                  To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of any Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 10.11. Suspension of Guaranteed Obligations When Guarantor Senior
               Indebtedness in Default.

                  (a) Unless Section 10.10 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution (other than a payment or distribution from the trust described in Section 9.04) of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Guaranteed Obligations) may be made by or on behalf of such Guarantor (or any Subsidiary of such Guarantor), including, without limitation, by way of set-off or otherwise, for or on account of the Notes or its Guaranteed Obligations, and neither the Trustee nor any Holder shall take or receive from any Guarantor (or any Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of the Notes or its Guaranteed Obligations commencing on the date of the receipt by the Trustee of written notice from the representative of the holders of Guarantor Senior Indebtedness (the "Guarantor Representative") of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of the Guaranteed Obligations.

                  (b) Unless Section 10.10 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness of any Guarantor, no payment or distribution (other than a payment or distribution made from the trust described in Section 9.04) of any assets of such Guarantor of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Guar-anteed Obligations) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of the Notes or any of its Guaranteed Obligations or any Obligations under the Notes, the Registration Rights Agreement or this Indenture, or for or on account of the purchase, redemption or other acquisition of any Notes and neither the Trustee nor any Holder shall take or receive from such Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of the Guaranteed Obligations or any Obligations under the Notes, the Registration Rights Agreement or this Indenture, or for or on account of the purchase, redemption or other acquisition of any Notes for a period (the "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been indefeasibly paid in full in cash or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (w), (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of the Guaranteed Obligations. Notwithstanding any other provisions of this Indenture, in no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.11(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 11.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 11.03(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 10.11(b) and no Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding the foregoing, if the obligations of the Issuers under the Notes have been accelerated pursuant to Article 6 of this Indenture or otherwise, the Trustee shall be deemed to have received notice from the Guarantor Representative of a Non-Payment Event of Default relating to such acceleration as provided for in the first sentence of this clause (b).

                  (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder receives any payment or distribution of assets of such Guarantor of any kind, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Guaranteed Obligations, before all Guarantor Senior Indebtedness of such Guarantor is indefeasibly paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution from the trust described in Section 9.04) will be held by the recipient in trust for the benefit of holders of Guarantor Senior Indebtedness and will be immediately paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives to the extent necessary to make a payment in full of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Guarantor Senior Indebtedness.

Section 10.12. Subrogation to Rights of Holders of Guarantor Senior
               Indebtedness.

                  Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, Property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, Property or securities to which Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Indebtedness by Holders or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 10.13. Guarantee Subordination Provisions Solely to Define Relative
               Rights.

                  The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of the Guaranteed Obligations in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Issuers referred to in Section 10.10 hereof, to receive, pursuant to and in accordance with such Section, cash, Property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.11 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.11(c) hereof.

                  The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.14. Application of Certain Article 11 Provisions.

                  The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10,
11.12 and 11.13 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 11 hereof shall mean this Article 10.


                                   ARTICLE 11

                             SUBORDINATION OF NOTES


Section 11.01. Notes Subordinate to Senior Indebtedness.

                  The Issuers covenant and agree, and each Holder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the payment of all Obligations on the Notes are hereby expressly made subordinate in right of payment as provided in this
Article 11 to the prior indefeasible payment and satisfaction in full in cash of all Obligations in respect of all Senior Indebtedness (including post-petition interest thereon).

                  The provisions of this Article 11 are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of each Issuer, each holder is made an obligee hereunder, and each holder of Senior Indebtedness of an Issuer whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of such Issuer in reliance upon the covenants and provisions contained in this Indenture and the Notes.

Section 11.02. Payment Over of Proceeds upon Dissolution, etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Issuer or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of any Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Issuer, then and in any such event:

                  (1) the holders of Senior Indebtedness of such Issuer shall be entitled to receive indefeasible payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not an allowed claim), of such Issuer before the Holders are entitled to receive or retain any payment or distribution of any kind or character (other than a payment or distribution from the trust described in Section 9.04) on account of the Notes or any Obligations on the Notes, the Registration Rights Agreement or this Indenture; and

                  (2) any payment or distribution of assets of any Issuer of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make indefeasible payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, to the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or any Holder shall have received any payment or distribution of assets of the Issuers of any kind or character, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is indefeasibly paid in full, then and in such event such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuers for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of Senior Indebtedness.

                  To the extent any payment of Senior Indebtedness (whether by or on behalf of any Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 11.03. Suspension of Payment When Senior Indebtedness in Default.

                  (a) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution (other than a payment or distribution from the trust described in Section 9.04) of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Issuer being subordinated to the payment of the Notes by such Issuer) may be made by or on behalf of such Issuer or any Subsidiary of such Issuer, including, without limitation, by way of set-off or otherwise, for or on account of the Notes or of any Obligations under the Notes, the Registration Rights Agreement or this Indenture, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any Holder shall take or receive from such Issuer or any Subsidiary of such Issuer, directly or indirectly in any manner, payment in respect of all or any portion of Notes or of any Obligations under the Notes, the Registration Rights Agreement or this Indenture, or for or on account of the purchase, redemption or other acquisition of any Notes commencing on the date of receipt by the Trustee of written notice from the representa-tive of the holders of Designated Senior Indebtedness (the "Representative") of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Issuer shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution from the trust described in Section 9.04) of any assets of any Issuer of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Issuer being subordinated to the payment of the Notes by such Issuer) shall be made by any Issuer or any Restricted Subsidiary of such Issuer, including, without limitation, by way of set-off or oth-erwise, for or on account of the Notes or of any Obligations under the Notes, the Registration Rights Agreement or this Indenture or on account of the purchase, redemption or other acquisition of Notes, and neither the Trustee nor any Holder shall take or receive from such Issuer or Restricted Subsidiary of such Issuer, directly or indirectly in any manner, payment in respect of all or any portion of the Notes or any Obligations under the Notes, the Registration Rights Agreement or the Indenture for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been indefeasibly paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Issuers or the Trustee from the Representative after which, in the case of clause (w), (x), (y) or (z), such Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 11.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 10.11(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding the foregoing, if the obligations of the Issuers under the Notes have been accelerated pursuant to Article 6 of this Indenture or otherwise, the Trustee shall be deemed to have received notice from the Representative of a Non-Payment Event of Default relating to such acceleration as provided for in the first sentence of this clause (b).

                  (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder receives any payment or distribution of assets of such Issuer of any kind, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes or any Obligations under the Notes, the Registration Rights Agreement or the Indenture, before all Senior Indebtedness of such Issuer is indefeasibly paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution from the trust described in Section 9.04) will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

Section 11.04. Trustee's Relation to Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness (other than for its willful misconduct or negligence) if it shall mistakenly pay over or deliver to Holders, any Issuer or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

Section 11.05. Subrogation of Rights of Holders of Senior Indebtedness.

                  Upon the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, Property and securities applicable to the Senior In-debtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, Property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among any Issuer, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Issuer to or on account of the Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Indebtedness of any Issuer, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 11.06. Provisions Solely to Define Relative Rights.

                  The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among any Issuer, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuers of the Holders and creditors of the Issuers other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Issuers referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

                  The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07. Trustee to Effectuate Subordination.

                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Issuer whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of any Issuer owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, is hereby authorized to have the right to file such a claim for and on behalf of the Holders, and the Trustee shall, upon written request, supply such holders and Representative all information and copies of documents within the Trustee's possession and relating to the Notes or the Issuers which such holders or Representatives reasonably request in order to file such claims.

Section 11.08. No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this
Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness of any Issuer or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Issuers and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09. Notice to Trustee.

                  (a) The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Issuers or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.09 in accordance with Section 12.02 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice in accordance with Section 12.02 to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Issuers by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Issuers shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Issuers referred to in this Article 11, the Trustee, subject to the provisions of
Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, de-livered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of any Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this
Article 11.

Section 11.11. Rights of Trustee as a Holder of Senior Indebtedness;
               Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

Section 11.12. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

Section 11.13. No Suspension of Remedies.

                  Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.

Section 11.14. Acceleration of Payment of Notes.

                  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Senior Indebtedness of any Issuer or the Representative of such holders of the acceleration (in the case of the Trustee, only to the extent of its actual knowledge of such holders or the Representative of such holders). Such notice is in addition to, and not in lieu of, any notice that may be required to be delivered under Section 6.02 prior to the effectiveness of any such acceleration.


                                   ARTICLE 12

                                  MISCELLANEOUS


Section 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Issuers or any Guarantor:

                           c/o Muzak LLC
                           2901 Third Avenue
                           Suite 400
                           Seattle, Washington  98121
                           Attention:  Brad Bodenman
                           Tel:  (206) 633-3000
                           Fax:  (206) 633-6210

                  Copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attention:  Laurie Gunther, Esq.
                           Tel:  (312) 861-2000
                           Fax:  (312) 861-2200

                  Copy to:

                           ABRY Partners, Inc.
                           18 Newbury Street
                           Boston, Massachusetts  02116
                           Attention:  Peni Garber
                           Tel:  (617) 859-2959
                           Fax:  (617) 859-8797

                  If to the Trustee:

                           State Street Bank and Trust Company
                           2 Avenue de Lafayette
                           Boston, Massachusetts  02111
                           Attention:  Corporate Trust Department
                                                /Ref:  Muzak Senior Subordinated
                                                Floating Rate Notes due 2009
                           Fax:  (617) 662-1460

                  The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers, any Guarantor and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee if and to the extent reasonably requested by the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opin-ion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. When Treasury Notes Disregarded.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, any Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08. Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09. Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE

JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.10. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of any Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of any Issuer or any Guarantor shall not have any liability for any obligations of any Issuer or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.12. Successors.

                  All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    MUZAK LLC


                                       By: /s/ Robert P. MacInnis
                                          -----------------------
                                           Name:  Robert MacInnis
                                           Title: Vice President


                                       MUZAK FINANCE CORP.


                                       By: /s/ Robert P. MacInnis
                                          -----------------------
                                           Name:  Robert MacInnis
                                           Title: Vice President

                                   Guarantors:


                                   MUZAK HOLDINGS LLC, a Delaware
                                      limited liability company


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   MUZAK CAPITAL CORPORATION, a
                                      Delaware corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   MLP ENVIRONMENTAL MUSIC, LLC, a
                                      Washington limited liability
                                      company


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   BUSINESS SOUND INC., an Ohio
                                      corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President

                                   AUDIO ENVIRONMENTS, INC., a
                                      California corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President

                                       BI ACQUISITION, L.L.C., a
                                          Delaware limited liability company


                                       By: /s/ Robert P. MacInnis
                                          --------------------------
                                          Name:  Robert MacInnis
                                          Title: Vice President

                                       BACKGROUND MUSIC BROADCASTERS,
                                          INC., a California corporation


                                       By: /s/ Robert P. MacInnis
                                          --------------------------
                                          Name:  Robert MacInnis
                                          Title: Vice President

                                    Trustee:


                                    STATE STREET BANK AND TRUST
                                       COMPANY, as Trustee


                                    By: /s/ Jacqueline A. Bonhomme
                                       ------------------------------
                                       Name: Jacqueline A. Bonhomme
                                       Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------
                                                                  (FACE OF NOTE)

                                 [FORM OF NOTE]


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT (1) IT WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH ANY ISSUER, OR ANY AFFILIATE OF ANY ISSUER, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ANY ISSUER OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

No. 1                                                                $12,000,000

                                    MUZAK LLC
                               MUZAK FINANCE CORP.

                Senior Subordinated Floating Rate Notes due 2009


                  Muzak LLC, a Delaware limited liability company and Muzak Finance Corp., a Delaware corporation (collectively, the "Issuers", which term includes any successor entities), for value received promise to pay to CIBC INC. or registered assigns the principal sum of TWELVE MILLION DOLLARS, on March 15, 2009.

                  Interest Payment Dates: March 15, June 15, September 15 and December 15 commencing March 15, 2000

                  Record Dates:  March 1, June 1, September 1 and December 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

                                    MUZAK LLC



                                    By:
                                       --------------------------
                                       Name:
                                       Title:


                                    By:
                                       --------------------------
                                       Name:
                                       Title:



                                    MUZAK FINANCE CORP.


                                    By:
                                       --------------------------
                                       Name:
                                       Title:


                                    By:
                                       --------------------------
                                       Name:
                                       Title:

Certificate of Authentication:
This is one of the Senior Subordinated Floating Rate Notes due 2009 referred to in the within-mentioned Indenture

Dated:  February 2, 2000

STATE STREET BANK AND TRUST COMPANY,
as Trustee


By:
   --------------------------
      Authorized Signatory

                                                                  (REVERSE SIDE)

                                    MUZAK LLC
                               MUZAK FINANCE CORP.

                Senior Subordinated Floating Rate Notes due 2009


1. INTEREST.

                  Muzak, LLC, a Delaware limited liability company (the "Company"), and Muzak Finance Corp., a Delaware corporation ("Finance Corp." and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note from the date of original issuance hereof at the rate per annum, determined as of each Interest Rate Determination Date (as defined below), equal to (i) from the period commencing on the Issue Date and through and including July 31, 2000, LIBOR (as defined below) plus 5.00%; (ii) from the period commencing on August 1, 2000 through and including October 31, 2000, LIBOR (as defined below) plus 7.50%; and (iii) from the period commencing on November 1, 2000 and through and including the Maturity Date, a fixed rate of interest equal to the greater of (x) LIBOR (as defined below) plus 7.50% and (y) the Yield to Worst on the Existing Notes (as determined as of November 1, 2000, or if such date is not a Business Day the next preceding Business Day) plus 2.50%, in each case as determined by the Calculation Agent. If this Note is issued on any date other than an Interest Rate Determination Date, this Note shall, until the immediately succeeding Interest Rate Determination Date, bear interest at a rate per annum calculated as of the Interest Rate Determination Date immediately preceding the date of original issuance of this Note. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of this Note. The Issuers will pay interest quarterly in arrears on each March 15, June 15, September 15 and December 15 and at stated maturity (each, an "Interest Payment Date"), commencing March 15, 2000, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include the date of the original issuance of this Note and end on and include March 14, 2000.

                  The Issuers shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Note (without regard to any applicable grace periods) to the extent lawful.

                  "Determination Date," with respect to an Interest Rate Determination Date, will be the second London Banking Day preceding the Interest Rate Determination Date.

                  "Interest Rate Determination Date" means the first day of each calendar month in each period described in clauses (i), (ii) and (iii) of the first sentence of this Paragraph 1; provided that the first Interest Rate Determination Date shall be the Issue Date; and provided, further, that, with respect to the period described in clause (iii) of the first sentence of this Paragraph 1, the "Interest Rate Determination Date" shall be November 1, 2000.

                  "LIBOR", with respect to any Interest Rate Determination Date, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR as of the Interest Rate Determination Date shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appear on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR as of the Interest Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR as of the Interest Rate Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR as of the Interest Rate Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Rate Determination Date.

                  "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

                  "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

                  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

                  "Yield to Worst" means, as of the date of determination, (i) if the trading price of the Existing Notes exceeds 100% of the principal amount thereof, the yield to March 15, 2004, and (ii) if the trading price of the Existing Notes equals or is less than 100% of the principal amount thereof, the yield to the stated maturity date of the Existing Notes.

                  The amount of interest for each day that this Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Note. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

                  All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

                  The interest rate on this Note will in no event be higher than 16.00% per annum (before giving effect to any obligation to pay Additional Interest (as defined in the Registra-tion Rights Agreement), if any) with a maximum cash interest rate of 14.00% per annum. Any interest in excess of 14.00% (and only such interest in excess of 14.00% per annum) shall be payable by the Issuers through the issuance of Additional Notes in a principal amount equal to the amount of such interest in excess of 14.00%; provided that Additional Interest (as defined in the Registration Rights Agreement) may only be paid in cash and not through the issuance of Additional Notes.

                  The Calculation Agent will, upon the request of the holder of any Note, provide the interest rate then in effect with respect to this Note. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of this Note.

2. METHOD OF PAYMENT.

                  The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the March 1, June 1, September 1 and December 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money or in Additional Notes pursuant to Paragraph 1 hereof. The Issuers may mail an interest check to the Holder's registered address.

3. PAYING AGENT, REGISTRAR AND CALCULATION AGENT.

                  Initially, State Street Bank and Trust Company, a Massachusetts banking corporation (the "Trustee"), will act as Paying Agent, Registrar and Calculation Agent. The Issuers may change any Paying Agent, Registrar or Calculation Agent without notice to the Holders. Neither the Issuers nor any of its Subsidiaries or Affiliates may act as Paying Agent or Calculation Agent but may act as Registrar or co-Registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

                  The Issuers issued this Note under an Indenture dated as of February 2, 2000 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.

Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

                  The Notes are general unsecured obligations of the Issuers limited to $50,000,000 aggregate principal amount (excluding any Additional Notes), $12,000,000 of which were issued on the Issue Date. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Issuers, certain other restricted payments by the Issuers and their Subsidiaries, certain transactions with, and investments in, their Affiliates, the creation of Subsidiaries, the issuance of capital stock by Subsidiaries, the types of businesses which the Issuers and their Subsidiaries may engage in, the creation of dividend and other payment restrictions affecting Subsidiaries, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

5. REDEMPTION.

                  (a) Optional Redemption. The Issuers may redeem the Notes that are redeemable at their option, in whole at any time or in part from time to time (i) from and including the Issue Date through to and including July 31, 2000 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date, (ii) from and including August 1, 2000 through to and including October 31, 2000 at a redemption price of 101.50% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date and (iii) (A) from and including March 15, 2004 through to and including March 14, 2005 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-half of the interest rate then borne by the Notes, (B) from and including March 15, 2005 through to and including March 14, 2006 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-third of the interest rate then borne by Notes, and (C) from and including March 15, 2006 through to and including March 14, 2007 at a redemption price equal to 100% of the principal amount thereof plus a premium equal to one-sixth of the interest rate then borne by the Notes and (D) from and including March 15, 2007 through to and including the Maturity Date at a redemption price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest, if any, to the Redemption Date.

                  Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers may not redeem the Notes at their option on from and including November 1, 2000 through to and including March 14, 2004.

                  (b) Redemption with Net Cash Proceeds of Equity Offerings. The Issuers may redeem up to 35% of the principal amount of the Notes originally issued under the Indenture, at any time and from time to time from and after November 1, 2000 but prior to March 15, 2002, at a redemption price equal to 100% of the aggregate principal amount so redeemed plus a premium equal to the interest rate then borne by the Notes, plus accrued and unpaid interest, if any, to the Redemption Date out of the net cash proceeds of one or more Equity Offerings; provided, that at least 65% of the principal amount of the Notes originally issued under the Indenture remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuers or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days following the closing of any such Equity Offering.

                  (c) Mandatory Redemption. Subject to compliance with the terms of the Senior Credit Facility (provided that no amendment to the Senior Credit Facility which is entered into after the Issue Date and on or before October 31, 2000 shall have terms which are materially more restrictive with respect to the rights of Holders under this Paragraph 5(c) than the terms of the Senior Credit Facility as in effect on the Issue Date), if on or before October 31, 2000 any Issuer or any of its Subsidiaries receives cash proceeds from (x) the issuance of Capital Stock (other than (A) proceeds of Capital Stock issued to any Issuer or any Restricted Subsidiary of any Issuer, (B) proceeds from the issuance to any employee of any Issuer or any Restricted Subsidiary of any Issuer of Common Stock or options to purchase Common Stock of an Issuer or any Restricted Subsidiary pursuant to employee stock options and incentive plans in existence on the Issue Date, (C) the issuance of Capital Stock as consideration for the acquisition of any Person or any property or assets of any Person in compliance with the other terms of the Indenture and (D) proceeds from the issuance of Capital Stock by the Company to any holder of the Company's Capital Stock as of the Issue Date and from any contribution to the common equity of the Company by any holder of the Company's Capital Stock as of the Issue Date, not to exceed $5,000,000 in the aggregate) or (y) the incurrence of any Indebtedness (other than (A) Permitted Indebtedness, (B) the Attributable Indebtedness in respect of any Sale and Lease-Back Transaction, (C) any Indebtedness of any Person assumed by the Issuer or any of its Subsidiaries in connection with the acquisitions of such Person or its property or assets and (D) any Indebtedness issued to the transferor of any Person, property or assets as consideration for the acquisition by any Issuer or its Subsidiaries of such Person, property or assets), the Issuers shall promptly redeem that principal amount of Notes redeemable with such net proceeds received at the redemption prices set forth below (expressed as a percentage of the principal amount thereof) plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the period indicated below:

Period                                                            Percentage
------                                                            ----------
Issue Date through to and including July 31, 2000                 100.000%

August 1, 2000 through to and including October 31, 2000          101.500%


6. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7. SUBORDINATION.

                  The Indebtedness evidenced by the Notes and the payment of principal of, premium, if any, and interest on the Notes are, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

8. OFFERS TO PURCHASE.

                  The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9. REGISTRATION RIGHTS.

                  Pursuant to the Registration Rights Agreement among the Issuers, the Guarantors and CIBC Inc., as purchaser of the Notes, the Issuers and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

10. DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11. PERSONS DEEMED OWNERS.

                  The registered Holder of this Note may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY.

                  If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at its request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

13. AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

14. SUCCESSOR ENTITY.

                  When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

15. DEFAULTS AND REMEDIES.

                  Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

16. TRUSTEE DEALINGS WITH THE ISSUERS.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Issuers, as if it were not Trustee.

17. NO RECOURSE AGAINST OTHERS.

                  As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18. DEFEASANCE AND COVENANT DEFEASANCE.

                  The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

19. ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

20. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. GOVERNING LAW.

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                  THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
MUZAK LLC, 2901 Third Avenue, Suite 400, Seattle, Washington 98121, Attention:
Brad Bodenman.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

         (Insert assignee's social security or tax I.D. number)

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

---------------------------------------------------------------

---------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

Date:                             Your Signature:
     ---------------                             -----------------------



                                  --------------------------------------
                                  (Sign exactly as your name
                                  appears on the other side of
                                  this Note)



         Signature Guarantee:
                             -------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.09 or Section 4.16 of the Indenture, check the appropriate box:


[ ]  Section 4.09                               [ ]  Section 4.16


                  If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.09 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
  -----------------
Date:
     -----------------
                                         Your Signature:
                                                        -----------------------
                                         (Sign exactly as your name appears on
                                         the face of this Note)


---------------------------
Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------


                         FORM OF LEGEND FOR GLOBAL NOTES


                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                   THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES
                      ------------------------------------


                             Re:  Senior Subordinated Floating Rate Notes
                                  due 2009 (the "Notes") of Muzak LLC and
                                  Muzak Finance Corp.
                                  ---------------------------------------


                  This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "Transferor").

The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order to exchange or register the transfer of a Certificated Note or Certificated Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.06 of such Indenture, and that the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

         [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06 of the Indenture).

         [ ] Such Note is being transferred to a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         [ ] Such Note is being transferred in reliance on Regulation S under the Securities Act and a Transferor Certificate substantially in the form of Exhibit D-1 to the Indenture accompanies this Certificate.

         [ ] Such Note is being transferred in reliance on Rule 144 under the Securities Act.

         [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 or Regulation S under the Securities Act to a person other than an institutional "accredited investor." An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

         [ ] Such Note is being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities
Act), who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each able to bear the economic risk of their investment. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act and a Transferee Certificate substantially in the form of Exhibit D-2 to the Indenture accompanies this Certificate.



                                      ------------------------------
                                      [INSERT NAME OF TRANSFEROR]


                                      By:
                                         ----------------------------
                                         [Authorized Signatory]

Date:
     -----------------------------
       *Check applicable box.

                                                                     EXHIBIT D-1
                                                                     -----------


                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers
                           ---------------------------


                  Re: Senior Subordinated Floating Rate Notes due 2009 (the "Notes") of Muzak LLC
                       (the "Company") and Muzak Finance Corp.
                       (together with the Company, the "Issuers")
                       --------------------------------------------


Ladies and Gentlemen:

                  In connection with our proposed sale of $____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the mat-

                                     D-1-1
ters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          --------------------------------
                                          [Authorized Signatory]


                                     D-1-2

                                                                     EXHIBIT D-2
                                                                     -----------


                   Accredited Investor Transferee Certificate
                   ------------------------------------------

Muzak LLC
Muzak Finance Corp.


State Street Bank and Trust Company
c/o  State Street Bank and Trust Company
     225 Franklin Street
     Boston, Massachusetts  02110
     Attention:  Corporate Trust Department

Ladies and Gentlemen:

                  In connection with our proposed purchase of $        aggregate
principal amount of the Senior Subordinated Floating Rate Notes due 2009 (the "Notes") of Muzak LLC (the "Company") and Muzak Finance Corp. (together with the Company, the "Issuers"), we confirm that:

                  1. We understand that none of the Notes has been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing any Notes to offer, sell or otherwise transfer any such Notes prior to the date the "Resale Restriction Termination Date") that is two years after the later of the original issuance of this Note and the last date on which any Issuer, or any Affiliate of any Issuer, was the owner of this Note (or any predecessor of this Note) except (A) to any Issuer or any subsidiary thereof, (B) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (C) inside the United States to an Institutional Accredited Investor within the meaning of subparagraph (a)(1),(2),(3) or (7) of Rule 501 under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter, (D) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (E) pursuant to any other available exemption from the registration requirements of the Securities Act or (F) pursuant to an effective Registration Statement under the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any

                                     D-2-1
         offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

                  2. We are an Institutional Accredited Investor purchasing such Notes for our own account or for the account of one or more Institutional Accredited Investors, and we are acquiring such Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in such Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in such Notes for an indefinite period.

                  3. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

                  We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph 1 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                  We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     D-2-2

                  We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                  As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      Very truly yours,

                                      (Name of Purchaser)


                                      By:
                                          --------------------------

                                      Date:
                                           -------------------------

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                                      Name:
                                           -------------------------

                                      Address:
                                              ----------------------


                                     D-2-3

                                                                       EXHIBIT E
                                                                       ---------

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]


                                    GUARANTEE
                                    ---------


                  Each Guarantor (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due an punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other Obligations of the Issuers to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.



                                   GUARANTORS:

                                   [                          ]


                                   By:
                                      -------------------------------
                                          Name:
                                          Title:



                                   [                          ]


                                   By:
                                     ---------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F
                                                                       ---------

                         FORM OF SUPPLEMENTAL INDENTURE
                         ------------------------------


                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among [ ] (the "New Guarantor"), a subsidiary of Muzak, LLC (or its successor), a Delaware limited liability company (the "Company"), Muzak Finance Corp., a Delaware corporation ("Finance Corp.", and together with the Company, the "Issuers"), the Guarantors (the "Existing Guarantors") under the Indenture referred to below, and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS the Issuers have has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of February 2, 2000, providing for the issuance of up to an aggregate principal amount of $50,000,000 of Senior Subordinated Floating Rate Notes due 2009 (the "Notes");

                  WHEREAS Section 4.22 of the Indenture provides that under certain circumstances the Issuers is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Noteholders as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    [NEW GUARANTOR]



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                    MUZAK LLC



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:


                                    MUZAK FINANCE CORP.



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:



                                    By:
                                       ---------------------------
                                       Name:
                                       Title:

                                EXISTING GUARANTORS:



                                By:
                                   -------------------------------
                                   Name:
                                   Title:


                                By:
                                   -------------------------------
                                   Name:
                                   Title:


                                STATE STREET BANK AND TRUST
                                   COMPANY,  as Trustee


                                By:
                                   -------------------------------
                                   Name:
                                   Title: